Exhibit 99.5

EXECUTION VERSION

MASTER LOAN SALE AGREEMENT

by and among

PENNANTPARK FLOATING RATE CAPITAL LTD.,

as the Seller,

PENNANTPARK CLO I DEPOSITOR, LLC,

as the Intermediate Seller,

and

PENNANTPARK CLO I, LTD.,

as the Buyer

Dated as of September 19, 2019

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TABLE OF CONTENTS

(continued)

		Page

Section 5.04	GOVERNING LAW; JURY WAIVER	29

Section 5.05	Counterparts	29

Section 5.06	Bankruptcy Non-Petition and Limited Recourse; Claims	29

Section 5.07	Binding Effect; Assignability	29

Section 5.08	Headings and Exhibits	30

Section 5.09	No Waiver; Cumulative Remedies	30

Section 5.10	Merger and Integration	30

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EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment (Schedule 2)
Schedule 1	Collateral Obligations

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MASTER LOAN SALE AGREEMENT

THIS MASTER LOAN SALE AGREEMENT, dated as of September 19, 2019 (as amended, modified, supplemented or restated from time to time, this “Agreement”), is among PENNANTPARK FLOATING RATE CAPITAL LTD., a Maryland corporation (in its capacity as seller hereunder, together with its successors and assigns, the “Seller”), PENNANTPARK CLO I DEPOSITOR, LLC, a Delaware limited liability company (together with its successors and assigns in its capacity as the intermediate seller hereunder, the “Intermediate Seller”), and PENNANTPARK CLO I, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (together with its successors and assigns, the “Buyer”).

WHEREAS, in the regular course of its business, the Seller originates and/or otherwise acquires Collateral Obligations;

WHEREAS, (i) contemporaneously on the Closing Date, the Seller desires to acquire certain of the Closing Date Participation Interests (as defined below) from PennantPark Floating Rate Funding I, LLC (the “Financing Subsidiary”), (ii) contemporaneously on the Closing Date, the Intermediate Seller desires to acquire from the Seller and the Buyer desires to acquire from the Intermediate Seller the Collateral Obligations, as listed on Schedule 1 hereto (including the Closing Date Participation Interests) and (iii) from time to time after the Closing Date, the Intermediate Seller may acquire from the Seller and the Buyer may acquire from the Intermediate Seller certain additional Collateral Obligations and Substitute Collateral Obligations hereunder, together with certain related property as more fully described herein and included as part of the “Assets” in the Indenture, dated as of September 19, 2019 (as amended, modified, restated or supplemented from time to time, the “Indenture”), among the Buyer, as issuer, PennantPark CLO I, LLC, as co-issuer, and U.S. Bank National Association, as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) and as trustee (together with its successors and assigns in such capacity, the “Trustee”); and

WHEREAS, it is the Seller’s, Intermediate Seller’s and the Buyer’s intention that the conveyance of the Collateral Obligations and Substitute Collateral Obligations under this Agreement is a “true sale” for all purposes, such that, upon payment of the purchase price therefor or the making of a contribution, the Collateral Obligations and Substitute Collateral Obligations will constitute property of the Buyer from and after the applicable transfer date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms in the Indenture, unless the context otherwise requires. As used herein, the following defined terms shall have the following meanings:

“Affiliate Originated Collateral Obligations” means any Collateral Obligation with respect to which the Intermediate Seller, either itself or through related entities (including without limitation the Seller and the Issuer), directly or indirectly, was involved in the original agreement which created such Collateral Obligation.

“Agreement” has the meaning provided in the first paragraph of this Agreement.

“Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, public body, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, including the FINRA, the SEC, the stock exchanges, any Federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Authorized Officer” means, with respect to the Seller or the Intermediate Seller, as applicable, any Person who is authorized to act for the Seller or the Intermediate Seller, as applicable, in matters relating thereto, and binding thereupon, in connection with the transactions contemplated by this Agreement and the other Transaction Documents to which such Person is a party.

“Buyer” has the meaning provided in the first paragraph of this Agreement.

“Closing Date Participation Interest” has the meaning set forth in Section 2.01(c).

“Collateral” has the meaning provided in Section 2.01(a).

“Collateral Agent” has the meaning provided in the Preamble to this Agreement.

“Elevation” means, with respect to each Closing Date Participation Interest, such Closing Date Participation Interest is elevated to an assignment.

“Elevation Date” means, with respect to each Closing Date Participation Interest, the date of its Elevation.

“Excluded Amounts” means (a) any amount received by, on or with respect to any Collateral Obligation in the Collateral, which amount is attributable to the payment of any tax, fee or other charge imposed by any Authority on such Collateral Obligation, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Collateral Obligation which is held in an escrow account for the benefit of the related Obligor and the secured party (other than the Seller in its capacity as lender with respect to such Collateral Obligation) pursuant to escrow arrangements, (c) any Retained Fee retained by the Person(s) entitled thereto in connection with the origination of any Collateral Obligation and (d) any Equity Security related to any Collateral Obligation that the Seller determines will not be transferred by the Seller in connection with the sale of any related Collateral Obligation hereunder.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents, orders and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such fillings with all Authorities.

“Income Collections” has the meaning set forth in Section 2.01(c).

“Indenture” has the meaning provided in the Preamble to this Agreement.

“Ineligible Collateral Obligation” has the meaning set forth in Section 2.07.

“Intermediate Seller” has the meaning provided in the first paragraph of this Agreement.

“Lien” means any grant of a security interest in, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Loan List” means the list of Collateral Obligations set forth on Schedule 1, as such list may be amended, supplemented or modified from time to time in accordance with this Agreement.

“Material Adverse Effect” means, with respect to the Person making the related representation and warranty or agreeing to the related covenant, any event that has, or could reasonably be expected to have, a material adverse effect on (a) the business, assets, financial condition or operations of such Person (b) the ability of such Person to perform its obligations under the Transaction Documents to which it is a party or (c) the rights, interests, remedies or benefits (taken as a whole) available to the Trustee or the Collateral Agent under the Transaction Documents.

“Net Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the sum of (i) the Aggregate Principal Balance of all Collateral Obligations conveyed, directly or indirectly, by the Seller to the Buyer pursuant to this Agreement prior to such date, calculated as of the respective Cut-Off Dates of such Collateral Obligations, and (ii) the Aggregate Principal Balance of all Collateral Obligations acquired by the Buyer other than directly or indirectly from the Seller prior to such date minus (b) the Aggregate Principal Balance of all Collateral Obligations (other than Ineligible Collateral Obligations) repurchased or substituted by the Seller prior to such date.

“Participation Agreement” means the master participation and assignment agreement, dated as of the Closing Date, by and between the Financing Subsidiary and the Buyer and acknowledged by the Seller.

“Payment in Full” means payment in full of the Secured Debt and of all other obligations then due and payable by the Buyer pursuant to and in accordance with the Indenture.

“Payment in Full Date” means the date on which a Payment in Full occurs or the Indenture is otherwise satisfied and discharged in accordance with its terms.

“Permitted Liens” means, with respect to the interest of the Seller, the Intermediate Seller and the Buyer in the Collateral Obligations, as applicable: (i) security interests, liens and other encumbrances in favor of the Intermediate Seller or of the Buyer, as applicable, pursuant to this Agreement, (ii) security interests, liens and other encumbrances in favor of the Collateral Agent created pursuant to the Indenture and/or this Agreement, (iii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iv) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Buyer as the holder of equity in such Obligor and (v) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

“Purchase” means, as applicable, (i) a purchase or other acquisition of Collateral by the Buyer from the Intermediate Seller and by the Intermediate Seller from the Seller or (ii) a purchase or other acquisition of Collateral by the Buyer from or as directed or referred by the Seller, in each case under clause (i) or clause (ii) pursuant to Section 2.01, as applicable.

“Purchase Date” means (i) the Closing Date with respect to any Collateral Obligation acquired by the Buyer from the Intermediate Seller and by the Intermediate Seller from the Seller pursuant to the terms of this Agreement and (ii) the Closing Date or any day thereafter on which any Collateral Obligation is acquired by the Buyer from the Seller pursuant to the terms of this Agreement and including, for the avoidance of doubt, any date on which any Collateral Obligation is acquired by the Buyer in a secondary market transaction entered into by the Buyer as provided herein.

“Purchase Price” has the meaning provided in Section 2.02.

“Related Contracts” means all credit agreements, indentures, notes, security agreements, leases, financing statements, guaranties, and other contracts, agreements, instruments and other papers evidencing, securing, guaranteeing or otherwise relating to any Collateral Obligation or Eligible Investment or other investment with respect to any Collateral or proceeds thereof (including the related Underlying Documents), together with all of the Seller’s or the Intermediate Seller’s, as applicable right, title and interest in, to and under all property or assets securing or otherwise relating to any Collateral Obligation or Eligible Investment or other investment with respect to any Collateral or proceeds thereof or of any Related Contract.

“Repurchase and Substitution Limit” has the meaning provided in Section 2.06(a).

“Retained Fee” means any reasonable origination, structuring or similar closing fee charged by the Person originating a loan on behalf of its lenders for services it has performed in connection with such origination, which is not customarily made available to the lenders as part of their return with respect to such loan, and provided such Person is entitled to retain the same in accordance with applicable law.

“Seller” has the meaning provided in the first paragraph of this Agreement.

“Substitution Period” has the meaning provided in Section 2.08(b).

“Transfer Deposit Amount” means, on any date of determination with respect to any Collateral Obligation, an amount equal to the sum of the outstanding Principal Balance of such Collateral Obligation, together with accrued interest thereon through such date of determination (but in no event less than the fair market value thereof).

“Trustee” has the meaning provided in the Preamble to this Agreement.

Section 1.02 Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States. The symbol “$” shall mean the lawful currency of the United States of America. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding”.

Section 1.04 Interpretation.

In this Agreement, unless a contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(c) references to “including” means “including, without limitation”;

(d) reference to day or days without further qualification means calendar days;

(e) unless otherwise stated, reference to any time means New York, New York time;

(f) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(g) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefore;

(h) reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(i) reference to any gender includes each other gender.

Section 1.05 References.

All section references (including references to the preamble), unless otherwise indicated, shall be to Sections (and the preamble) in this Agreement.

Section 1.06 Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360-day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

ARTICLE II

TRANSFER OF LOAN ASSETS

Section 2.01 Sale, Transfer and Assignment.

(a) Transfer from the Seller to the Intermediate Seller on the Closing Date. Subject to and upon the terms and conditions set forth in this Agreement (including the conditions to purchase set forth in Article III), on the Closing Date (or, in the case of each Closing Date Participation Interest, the Elevation Date), the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Intermediate Seller and the Intermediate Seller hereby purchases and takes from the Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Seller (including all obligations of the Seller as lender to fund any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation conveyed by the Seller to the Intermediate Seller hereunder which obligations the Intermediate Seller hereby assumes) in the property identified in clauses (i)-(v) of this Section 2.01(a) and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, accessions, proceeds and other property consisting of, arising out of, or related to any of the following (in each case excluding the Excluded Amounts) (collectively, together with any of the following relating to any Collateral Obligation conveyed pursuant to Section 2.01(d) below, the “Collateral”):

(i) the Collateral Obligations (including the Closing Date Participation Interests and any Income Collections thereon) listed on the Loan List delivered on the Closing Date by the Seller to the Intermediate Seller (as set forth on Schedule 1), and all monies due, to become due or paid in respect of such Collateral Obligations on and after the related Purchase Date, including but not limited to all collections on such Collateral Obligations and other recoveries thereon, in each case as they arise after the related Purchase Date;

(ii) all Liens with respect to the Collateral Obligations referred to in clause (i) above;

(iii) all Related Contracts with respect to the Collateral Obligations referred to in clause (i) above;

(iv) all collateral security granted under any Related Contracts; and

(v) all income and proceeds of the foregoing.

(b) Transfers from the Intermediate Seller to the Buyer on the Closing Date. Subject to and upon the terms and conditions set forth in this Agreement (including the conditions to purchase set forth in Article III), on the Closing Date, with respect to the Collateral conveyed by the Seller to the Intermediate Seller as set forth on Schedule 1, the Intermediate Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer, and the Buyer hereby purchases and takes from the Intermediate Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Intermediate Seller (including all obligations of the Intermediate Seller as lender to fund any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation conveyed by the Intermediate Seller to Buyer hereunder which obligations Buyer hereby assumes) in such Collateral.

(c) Closing Date Participation Interests. It is understood and agreed by the parties hereto that certain of the Collateral Obligations being transferred hereunder from the Seller to the Buyer (through the Intermediate Seller) are not expected to settle on the Closing Date. Therefore, in order to grant the economic benefits associated with such Collateral Obligations to the Buyer on the Closing Date, (i) the Seller agrees to sell, transfer, assign, set over and otherwise convey to the Buyer, without recourse except to the extent specifically provided herein, and the Buyer agrees to purchase from the Seller, a 100% undivided participation interest in the Seller’s (and, with respect to the Collateral Obligations held by the Financing Subsidiary on the Closing Date, the Financing Subsidiary’s) interests in each Collateral Obligation listed on Schedule 1 and identified as a “participation” (each such Collateral Obligation, a “Closing Date Participation Interest”), which interest shall be understood to include all the Seller’s (and, with respect to the

Collateral Obligations held by the Financing Subsidiary on the Closing Date, the Financing Subsidiary’s) right, title, benefit and interest in and to any interest accruing from and after the Closing Date, any payments, proceeds or other period distributions to the extent provided in Section 2.04 (the “Income Collections”), the legal title to which is held by the Seller (or, with respect to the Collateral Obligations held by the Financing Subsidiary on the Closing Date, the Financing Subsidiary), and (ii) the Buyer hereby acquires the Closing Date Participation Interests and assumes and agrees to perform and comply with all assumed obligations of the Seller with respect thereto. The parties hereby agree to treat the transfer of the Closing Date Participation Interests by the Seller to the Buyer as a sale and purchase (through the Intermediate Seller and in accordance with the various steps described in this Agreement) on all of their respective relevant books and records. For administrative convenience, the Closing Date Participation Interests held by the Financing Subsidiary on the Closing Date will be transferred directly from the Financing Subsidiary to the Buyer pursuant the Participation Agreement, but such Closing Date Participations shall be deemed to have been distributed (through an intermediate entity) by the Financing Subsidiary to the Seller and sold by the Seller to the Buyer hereunder.

(d) Transfer from the Seller to the Intermediate Seller and from the Intermediate Seller to the Buyer on each Purchase Date after the Closing Date.

(i) Subject to and upon the terms and conditions set forth in this Agreement (including the conditions to purchase set forth in Article III), on each Purchase Date occurring after the Closing Date, with respect to the items of Collateral conveyed on such Purchase Date by the Seller to the Intermediate Seller hereunder, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Intermediate Seller, and the Intermediate Seller hereby purchases and takes from the Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Seller (including all obligations of the Seller as lender to fund any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation conveyed by the Seller to the Intermediate Seller hereunder which obligations the Intermediate Seller hereby assumes) in such Collateral.

(ii) Subject to and upon the terms and conditions set forth in this Agreement (including the conditions to purchase set forth in Article III), on each Purchase Date occurring after the Closing Date, with respect to the items of Collateral conveyed on such Purchase Date by the Intermediate Seller to the Buyer hereunder, the Intermediate Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer, and the Buyer hereby purchases and takes from the Intermediate Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Intermediate Seller (including all obligations of the Intermediate Seller as lender to fund any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation conveyed by the Intermediate Seller to the Buyer hereunder which obligations the Buyer hereby assumes) in such Collateral.

(e) From and after each Purchase Date, the Collateral listed on the relevant Loan List shall be deemed to be Collateral hereunder.

(f) On any Purchase Date with respect to the Collateral to be acquired by the Buyer on that date, the Seller shall be deemed to, and hereby does, certify to the Buyer and to the Collateral Agent, on behalf of the Secured Parties, as of such Purchase Date, that each of the representations and warranties in Section 4.02 is true and correct in all material respects as of such Purchase Date.

(g) Except as specifically provided in this Agreement, the sale and purchase of Collateral under this Agreement shall be without recourse to the Seller or the Intermediate Seller; it being understood that the Seller and the Intermediate Seller shall be liable (individually and not jointly) to the Buyer for all representations and warranties made by the Seller and the Intermediate Seller, respectively, pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller or the Intermediate Seller for the credit risk of the Obligors.

(h) In connection with each Purchase of Collateral from the Intermediate Seller to the Buyer on and after the Closing Date as contemplated by this Agreement, the Buyer hereby directs the Intermediate Seller to, and the Intermediate Seller hereby directs the Seller to, and the Seller agrees that it will, Deliver in accordance with the Indenture, or cause to be Delivered in accordance with the Indenture (on behalf of the Buyer), to the Custodian or the Collateral Agent, as applicable, each Collateral Obligation being transferred to the Buyer on such Purchase Date in accordance with the applicable provisions of the Indenture.

(i) The Seller and/or the Intermediate Seller, as applicable, shall take such action requested by the Buyer, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer has an enforceable ownership interest and its assigns under the Indenture have an enforceable and perfected security interest in the Collateral purchased by the Buyer as contemplated by this Agreement.

(j) In connection with the Purchase by the Buyer of the Collateral as contemplated by this Agreement, (i) with respect to the Collateral Purchased on the Closing Date in accordance with this Agreement, each of the Seller and the Intermediate Seller, as applicable, agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files on and after the Closing Date that such Collateral has been purchased by the Intermediate Seller and/or the Buyer, as applicable, (ii) with respect to the Collateral purchased on and after the Closing Date from the Intermediate Seller to the Buyer in accordance with this Agreement, each of the Seller and the Intermediate Seller, as applicable, agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files on and after each such Purchase that such Collateral has been purchased by the Intermediate Seller and/or the Buyer, as applicable, and in each case under clause (i) or clause (ii) of this Section 2.01(j), the Seller agrees that it will indicate clearly and unambiguously on and after the related Purchase Date in its financial statements that such Collateral is owned by the Buyer and is not available to pay creditors of the Seller.

(k) The Seller agrees to deliver to the Intermediate Seller and the Buyer (with a copy to the Custodian and the Collateral Agent) on or before the Closing Date and to the Intermediate Seller and the Buyer (with a copy to the Custodian and the Collateral Agent) on or before each Purchase Date after the Closing Date a computer file containing a true, complete and correct Loan List (which shall contain the related Principal Balance, outstanding principal balance, loan number and Obligor name for each Collateral Obligation) as of the Closing Date or related Purchase Date, as applicable. Such file or list shall be marked as Schedule 1 or Schedule 2, as applicable, to this Agreement, shall be delivered to the Intermediate Seller and/or the Buyer, (with a copy to the Custodian and the Collateral Agent) as applicable, as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement, as such Schedule 1 or Schedule 2 may be supplemented and amended from time to time. In addition, with respect to each Collateral Obligation sold by the Seller to the Buyer hereunder after the Closing Date (through the Intermediate Seller and in accordance with the various steps described in this Agreement), the Seller shall deliver to the Buyer (through the Intermediate Seller) (with a copy to the Custodian and the Collateral Agent) an assignment of such Collateral Obligation substantially in the form of Exhibit A hereto.

(l) In a series of contemporaneous transactions on the Closing Date (i) the Financing Subsidiary shall, subject to the terms of the applicable credit facility, sell and/or distribute the Closing Date Participation Interests owned by the Financing Subsidiary to the Seller (with respect to any distribution, in its capacity as sole member of the Financing Subsidiary), (ii) the Seller shall transfer the Collateral Obligations (as set forth on Schedule 1) to the Intermediate Seller, (ii) the Intermediate Seller shall transfer the Collateral Obligations listed on Schedule 1 to the Buyer and (iii) as consideration for its acquisition of the Collateral Obligations listed on Schedule 1 from the Intermediate Seller, the Buyer shall convey to the Intermediate Seller all of the Class D Notes, all of the Preferred Shares and the net proceeds from the issuance of the other classes of Secured Debt.

(m) For administrative convenience, (i) Collateral Obligations (including certain of the Closing Date Participation Interests) being transferred first from the Financing Subsidiary to the Seller, second from the Seller to the Intermediate Seller and third from the Intermediate Seller to the Buyer may settle directly from the Financing Subsidiary to the Buyer pursuant to the Participation Agreement, (ii) Collateral Obligations being transferred first from the Seller to the Intermediate Seller and second from the Intermediate Seller to the Buyer may settle directly from the Seller to the Buyer, (iii) Collateral Obligations being acquired by the Seller from any seller and then sold first by such seller to the Seller and second by the Seller to the Intermediate Seller and third from the Intermediate Seller to the Buyer may settle directly from such seller to the Buyer and (iv) any of the steps or transfers of cash or assets described in this clause (m) that take place on the same day may be made on a net basis (any amounts owing by one party may be offset by amounts owed to such party, and vice versa).

(n) It is the intention of the parties hereto that the conveyance of all right, title and interest in and to the Collateral to the Buyer by the Intermediate Seller and to the Intermediate Seller by the Seller as provided in this Section 2.01 is intended and shall, in each and every case, constitute an absolute sale, assignment, conveyance and transfer of ownership of such Collateral conveying good title, free and clear of any Lien (other than Permitted Liens) and that the Collateral shall not be part of the Seller’s or the Intermediate Seller’s, as applicable, bankruptcy estate in the event of any bankruptcy or insolvency proceedings with respect to the Seller or the Intermediate Seller, as applicable. Furthermore, it is not intended that any such conveyance be deemed a pledge of the Collateral Obligations and the other Collateral to the Intermediate Seller or the Buyer, as applicable, to secure a debt or other obligation of the Intermediate Seller or the Seller, as applicable.

(o) If, however, notwithstanding the intention of the parties set forth in Section 2.01(n), any of the conveyances provided for in this Section 2.01 by the Seller or the Intermediate Seller, as applicable, are determined to be a transfer to secure indebtedness, then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC. With respect to the Collateral related to Schedule 1 hereunder,

(A) the Seller hereby grants to the Intermediate Seller (and the Intermediate Seller hereby assigns to the Buyer), and the Intermediate Seller hereby grants to the Buyer, as the case may be, a duly perfected, first priority “security interest” within the meaning of Article 9 of the UCC in all of its right, title and interest in and to such Collateral, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of such Collateral, (B) the Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law with respect thereto, which rights and remedies shall be cumulative, and (C) the Seller authorizes the Buyer, the Intermediate Seller authorizes the Buyer, and, so long as the Payment in Full Date has not occurred, each of the Seller and Intermediate Seller authorize the Collateral Agent on behalf of the Secured Parties, subject to the terms of Section 7.5 of the Indenture, to file UCC financing statements and amendments, as necessary, naming the Seller as “debtor,” the Intermediate Seller as “debtor” or “assignor secured party,” as applicable, the Buyer as “assignor secured party” or “assignee secured party” and the Collateral Agent as “assignee secured party” or similar applicable designations, each describing such Collateral, in each jurisdiction that the Buyer deems necessary in order to protect the security interests in the Collateral granted under this Section 2.01(o).

(p) The Seller, the Intermediate Seller and the Buyer hereby acknowledge and agree that (i) the conveyance of the Closing Date Participation Interests is being effectuated pursuant to this Agreement and the Participation Agreement instead of an assignment of the Seller’s (and, with respect to the Collateral Obligations held by the Financing Subsidiary on the Closing Date, the Financing Subsidiary’s) legal interest in and title to each of the Closing Date Participation Interests (the transfer of which to the Buyer will not be effective until the individual assignments of each Closing Date Participation Interest become effective) because the conditions precedent under the related Underlying Documents to the transfer, assignment and conveyance of the Seller’s (and, with respect to the Collateral Obligations held by the Financing Subsidiary on the Closing Date, the Financing Subsidiary’s) legal interest in and title to the Closing Date Participation Interests may otherwise not be fully satisfied as of the Closing Date and (ii) the conveyance of the Closing Date Participation Interests hereunder shall have the consequence that the Seller does not have an equitable interest in the Closing Date Participation Interests and the Buyer holds 100% of the equitable interest in the Closing Date Participation Interests. The Buyer has prepared individual assignments consistent with the requirements of the related Underlying Documents and provided them to the Persons required under such Underlying Documents, which assignments will become effective in accordance with such Underlying Documents upon obtaining certain consents thereto or upon the passage of time or both. Upon receipt by the Seller or the Buyer of the effective assignment of any Closing Date Participation Interest participated pursuant to this Section 2.01, the Seller, for value received, hereby sells to the Intermediate Seller, and the Intermediate Seller hereby purchases from the Seller, and the Intermediate Seller, for value received, hereby sells to the Buyer, and the Buyer hereby purchases from the Intermediate Seller, all of the Seller’s or Intermediate Seller’s), as applicable (and, with respect to the Collateral Obligations held by the Financing Subsidiary on the Closing Date, the Financing Subsidiary’s), right, title and interest in, to and under such Closing Date Participation Interest.

Section 2.02 Purchase Price.

The purchase price for each Collateral Obligation sold pursuant to this Master Loan Sale Agreement shall be a dollar amount equal to the fair market value thereof as determined by the Seller, the Intermediate Seller and/or the Buyer, as applicable, and shall be on terms no less favorable to the buyer than such buyer would then obtain in a comparable arm’s length transaction with a person that is not an Affiliate (in each case, the “Purchase Price”).

Section 2.03 Payment of Purchase Price.

(a) The Purchase Price for any Collateral related to Schedule 1 acquired by the Buyer from the Intermediate Seller (including the Closing Date Participations) on the Closing Date shall be paid by a combination of cash and the issuance of each of the Class D Notes and the Preferred Shares by the Buyer to the Intermediate Seller and by subsequent transfer of such cash from the Intermediate Seller to the Seller. With respect to any Purchase Date after the Closing Date, to the extent the value of the Collateral transferred by the Seller to the Intermediate Seller and from the Intermediate Seller to the Buyer exceeds the value of the cash received by the Intermediate Seller for such assets, such excess shall be deemed to constitute a capital contribution from the Seller to the Intermediate Seller and from the Intermediate Seller to the Buyer. The Purchase Price for any Collateral acquired by the Buyer from the Intermediate Seller on any Purchase Date after the Closing Date pursuant to this Agreement shall be paid in a combination of (i) immediately available funds in cash and by subsequent transfer of such cash from the Intermediate Seller to the Seller and (ii) if the Buyer does not have sufficient funds in cash to pay the full amount of the Purchase Price, by means of a capital contribution by the Seller to the Intermediate Seller and by a subsequent capital contribution by the Intermediate Seller to the Buyer.

(b) The Purchase Price for any Collateral purchased by the Buyer to be settled directly with a subsidiary of the Seller on any Purchase Date after the Closing Date shall be paid in immediately available funds, which may comprise, if the Buyer does not have sufficient funds in cash to pay the full amount of the Purchase Price, amounts contributed by the Seller to Intermediate Seller and by the Intermediate Seller to the Buyer.

(c) Notwithstanding any provision herein to the contrary, the Seller may on any Purchase Date occurring after the Closing Date elect to designate all or a portion of the Collateral proposed to be transferred to the Buyer on such date as a capital contribution to the Intermediate Seller and in turn a capital contribution by the Intermediate Seller to the Buyer. In such event, the cash portion of the Purchase Price payable with respect to such transfer shall be reduced by that portion of the Purchase Price of the Collateral that was so contributed; provided that Collateral contributed to the Buyer as capital shall constitute Collateral for all purposes of this Agreement.

(d) The Seller, in connection with each Purchase hereunder relating to any Collateral, shall be deemed to have certified, and hereby does certify, with respect to the Collateral to be purchased by the Buyer on such day, that its representations and warranties contained in Article IV are true and correct on and as of such day, with the same effect as though made on and as of such day.

(e) Upon the payment of the Purchase Price for any Purchase, title to the Collateral included in such Purchase shall vest in the case of Collateral related to Schedule 1 initially in the Intermediate Seller and then in the Buyer as provided herein, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that the Intermediate Seller and the Buyer, as applicable, shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller or the Intermediate Seller, as applicable, in fact to satisfy any such condition precedent, covenant or agreement.

(f) Collateral Obligations may be purchased or acquired from time to time by the Buyer from the Seller or any of its Affiliates hereunder only if (i) the terms and conditions thereof are no less favorable to the Buyer than the terms it would obtain in a comparable, timely purchase or acquisition with a non-Affiliate and (ii) the transactions are effected in accordance with all applicable laws.

Section 2.04 Income Collections on Closing Date Participation Interests.

(a) With respect to each Closing Date Participation Interest, the Buyer shall acquire all rights to Income Collections that, as of the Closing Date, are accrued but unpaid with respect to the period from and after the Closing Date.

(b) If at any time after the Closing Date the Seller receives any Income Collections, the Seller shall deliver such Income Collection promptly to the Buyer. If at any time after the Closing Date the Seller receives any other payment (including principal, interest (to the extent relating to the period from and after the Closing Date) or any other amount) with respect to a Closing Date Participation Interest, the Seller shall deliver such payment promptly to the Buyer, and in the case of any such payment of interest, the Seller shall provide a written notice to the Buyer at the time of such delivery setting forth calculations and certifying as to the portion of any interest received that relates to the period from and after the Closing Date.

(c) Without limiting the foregoing, the Seller agrees (and pursuant to the Participation Agreement the Financing Subsidiary has agreed) (i) until the Elevation of each Closing Date Participation Interest has been completed, to maintain its existing custodial arrangements and bank accounts established to receive proceeds of such Closing Date Participation Interest and (ii) to remit to the Buyer, promptly (but not more than three Business Days) after receipt of such payment and identification thereof, each payment received in connection with each Closing Date Participation Interest to which the Buyer is entitled in accordance with Section 2.01 (which, for the avoidance of doubt, shall not include any Excluded Amounts). The Seller acknowledges that from and after the Closing Date it shall have no equitable or beneficial interest in any payment received by it with respect to any Closing Date Participation Interest (other than any accrued and unpaid interest with respect to the period of time prior to and excluding the Closing Date). If the Seller modifies or amends (or directs the Financing Subsidiary to modify or amend) the standing instructions delivered to the Seller’s (or the Financing Subsidiary’s) custodian on the date hereof in connection with this clause (c), the Seller shall notify the Buyer of such modification or amendment.

Section 2.05 Elevation of the Closing Date Participation Interests.

(a) Subject to the terms and provisions of the applicable Closing Date Participation Interest and of applicable law, the Seller shall use commercially reasonable efforts to effect an Elevation, as soon as reasonably practicable, with respect to each such Closing Date Participation and take such action (including the execution and delivery of an assignment agreement) as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of each such Closing Date Participation Interest and consistent with the terms of this Agreement. The Seller and Intermediate Seller shall pay any transfer fees and other expenses payable in connection with an Elevation and the Buyer will reimburse the Seller for half of such fees and expenses after receipt of an invoice therefor from the Seller detailing such amounts. The Buyer shall be responsible for any expenses of administering each Closing Date Participation Interest prior to its Elevation. At Elevation, the Seller shall deliver such assignment and the credit documentation with respect to the related Closing Date Participation Interest in its possession to or as directed by the Buyer.

(b) If the Seller has not effected an Elevation of a Closing Date Participation Interest on or before the day that is 90 days from the Closing Date for whatever reason or if at any time prior thereto the Seller is dissolved prior to effecting an Elevation, the Seller and the Buyer agree that the Participation Interests in each of the Closing Date Participation Interests shall elevate automatically and immediately to an assignment and all of the Seller’s (or, with respect to the Collateral Obligations held by the Financing Subsidiary on the Closing Date, the Financing Subsidiary’s) rights, title, interests and ownership of such Closing Date Participations shall vest in Buyer. The Seller shall be deemed to have consented and agreed to Elevation for each of the Closing Date Participations upon the execution of this Agreement. The Seller agrees that, following any such date, the Buyer shall be permitted to take any and all action necessary to effectuate an Elevation and/or finalize an assignment of any of the Closing Date Participation Interests, and in furtherance of the foregoing, effective immediately upon such date, the Seller hereby makes, constitutes and appoints the Buyer, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Buyer reasonably deems appropriate or necessary in connection with any Elevation or finalization of an assignment of any of the Closing Date Participation Interests. In addition, the Seller, effective as of the date hereof, hereby makes, constitutes and appoints the Buyer, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Buyer reasonably deems appropriate or necessary to direct the obligor or agent bank with respect to any Closing Date Participation Interests to deposit Income Collections directly into an account chosen by the Buyer. The foregoing powers of attorney are hereby declared to be irrevocable and a power coupled with an interest, and shall survive and not be affected by the bankruptcy or insolvency or dissolution of the Seller.

Section 2.06 Limitation on Sales to Seller and Affiliates.

(a) At all times, (i) the Aggregate Principal Balance of all Collateral Obligations that are Substitute Collateral Obligations plus (ii) the Aggregate Principal Balance related to all Collateral Obligations that have been repurchased by the Seller hereunder pursuant to its right of optional repurchase or substitution and not subsequently applied to purchase a Substitute Collateral Obligation may not exceed an amount equal to 15% of the Net Purchased Loan Balance; provided that notwithstanding the foregoing, clause (ii) of this Section 2.06(a) shall not include (A) if such calculation is made during the Reinvestment Period only, the Principal Balance related to any Collateral Obligation that is repurchased by the Seller in connection with a proposed Specified Amendment to such Collateral Obligation so long as (x) the Seller certifies in writing to the Collateral Manager, the Trustee, the Collateral Agent and the Loan Agent that such purchase is, in the commercially reasonable business judgment of the Seller, necessary or advisable in connection with the restructuring of such Collateral Obligation and such restructuring is expected to result in a Specified Amendment to such Collateral Obligation, and (y) the Collateral Manager certifies in writing to the Trustee, the Collateral Agent and the Loan Agent that the Collateral Manager either would not be permitted to or would not elect to enter into such Specified Amendment pursuant to the Collateral Manager Standard or any provision of the Indenture or the Collateral Management Agreement, (B) the purchase price of any Collateral Obligations or, for the avoidance of doubt, any Equity Securities sold by and at the option of the Buyer to the Seller pursuant to Section 12.1(d) of the Indenture or Section 12.1(h) of the Indenture as determined described in Section 12.1(h)(i) of the Indenture and (C) the Principal Balance related to any Ineligible Collateral Obligation that is repurchased or substituted by the Seller in connection with a mandatory repurchase or substitution pursuant to Section 2.08. The foregoing provisions in this paragraph constitute the “Repurchase and Substitution Limit”.

(b) The Seller agrees to identify to the Buyer each Affiliate Originated Collateral Obligation. Notwithstanding any other provisions herein, the Buyer, so long as the EU Acquisition Test and the other applicable conditions set forth in the Indenture are met, may also purchase Collateral Obligations that are not Affiliate Originated Collateral Obligations directly from third parties or may acquire Collateral Obligations as a lender at the closing thereof.

Section 2.07 Mandatory Repurchases.

Upon discovery by a Responsible Officer of the Collateral Manager of a breach of the representation set forth in Section 4.02 which materially and adversely affects the value of the Collateral Obligations or the interest therein of the Noteholders or the Class A-1 Lenders or which materially and adversely affects the interests of the Noteholders or the Class A-1 Lenders in the related Collateral Obligations in the case of a representation and warranty relating to a particular Collateral Obligation (each such Collateral Obligation, an “Ineligible Collateral Obligation”), the Collateral Manager shall give prompt written notice of such breach or failure to the parties hereunder, the Trustee and the Collateral Agent. Within 30 days of the earlier of the discovery by a Responsible Officer of the Seller of any such breach or its receipt of notice of any such breach from the Collateral Manager or the Buyer, the Seller shall (a) promptly cure such breach in all material respects, (b) purchase the Collateral Obligation by depositing in the Collection Account, within such 30-day period, an amount equal to the Transfer Deposit Amount of such Collateral Obligation or (c) remove such Collateral Obligation from the Buyer and substitute therefor one or more Substitute Collateral Obligations satisfying the criteria listed under Section 2.08 of this Agreement and Section 12.3 of the Indenture by not later than 30 days after notice or discovery of such breach. The Repurchase and Substitution Limit will not apply to any Ineligible Collateral Obligation that is repurchased or substituted by the Seller in connection with a mandatory repurchase or substitution. Such repurchase and substitution obligations constitute the sole remedy available for a breach of Section 3.02.

Section 2.08 Optional Substitution of Collateral Obligations.

(a) Subject to any applicable provisions of Sections 12.3 and 12.4 of the Indenture, this Section 2.08, and the Repurchase and Substitution Limit set forth in Section 2.06 of this Agreement, with respect to any Collateral Obligation as to which a Substitution Event has occurred, the Seller may (but shall not be obligated to) either (i) convey to the Intermediate Seller and cause the Intermediate Seller to contemporaneously convey to the Buyer one or more Collateral Obligations in exchange for such Collateral Obligation or (ii) deposit into the Principal Collection Subaccount the Transfer Deposit Amount with respect to such Collateral Obligation and then, prior to the expiration of the Substitution Period, convey to the Intermediate Seller and cause the Intermediate Seller to contemporaneously convey to the Buyer one or more Collateral Obligations in exchange for the funds so deposited or a portion thereof.

(b) Any substitution pursuant to this Section 2.08 shall be initiated by delivery of a Notice of Substitution, as set forth in the Indenture, by the Seller to the Trustee, the Collateral Agent, the Loan Agent, the Intermediate Seller, the Buyer and the Collateral Manager that the Seller intends to substitute a Collateral Obligation pursuant to this Section 2.08 and shall be completed prior to the earliest of: (i) the expiration of ninety (90) days after delivery of such notice; or (ii) in the case of a Collateral Obligation which has become subject to a Specified Amendment, the effective date set forth in such Specified Amendment (such period described in clause (i) or (ii) of this Section 2.08(b), as applicable, being the “Substitution Period”).

(c) Each Notice of Substitution shall specify the Collateral Obligation to be substituted, the reasons for such substitution and the Transfer Deposit Amount with respect to the Collateral Obligation. On the last day of any Substitution Period, any amounts previously deposited in accordance with Section 2.08(a)(ii) which relate to such Substitution Period that have not been applied to purchase one or more Substitute Collateral Obligations or to fund the Revolver Funding Account if necessary with respect thereto shall be deemed to constitute Principal Proceeds; provided that prior to the expiration of the related Substitution Period any such amounts shall not be deemed to be Principal Proceeds and shall remain in the Principal Collection Subaccount until applied to acquire Substitute Collateral Obligations or to fund the Revolver Funding Account if necessary with respect thereto. The price paid (or deemed paid, in the case of a contemporaneous conveyance of a Substitute Collateral Obligation pursuant to Section 2.08(a)(i)) by the Buyer to the Intermediate Seller and by the Intermediate Seller to the Seller, as applicable, for any Substitute Collateral Obligation shall be an amount equal to the Market Value thereof, as determined by the Collateral Manager in accordance with the Collateral Manager Standard (but in no event less than the fair market value thereof). To the extent any cash or other property received by the Buyer from the Intermediate Seller and by the Intermediate Seller from the Seller in connection with a Substitution Event as set forth herein and in the Indenture exceeds the fair market value of the replaced Collateral Obligation, such excess shall be deemed a capital contribution from the Seller to the Intermediate Seller and from the Intermediate Seller to the Buyer.

(d) The substitution of any Substitute Collateral Obligation will be subject to the satisfaction of the Substitute Collateral Obligations Qualification Conditions as of the related Cut-Off Date for each such Collateral Obligation (after giving effect to such substitution).

(e) With respect to any Substitute Collateral Obligations to be conveyed to the Intermediate Seller by the Seller as described in this Section 2.08, (i) the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Intermediate Seller, without recourse other than as expressly provided herein (and the Intermediate Seller shall purchase through cash payment and/or by exchange of one or more related Collateral Obligations released by the Buyer to the Intermediate Seller and by the Intermediate Seller to the Seller on the related Cut-Off Date), all the right, title and interest of the Seller in and to the Substitute Collateral Obligation and (ii) the Intermediate Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer without recourse other than as expressly provided herein (and the Buyer shall purchase through cash payment and/or by exchange of one or more related Collateral Obligations released by the Buyer to the Intermediate Seller on the related Cut-Off Date), all the right, title and interest of the Intermediate Seller in and to the Substitute Collateral Obligation. To the extent any cash or other property received by the Buyer from the Intermediate Seller and by the Intermediate Seller from the Seller in connection with a Substitute Collateral Obligation exceeds the fair market value of the replaced Collateral Obligation, such excess shall be deemed a capital contribution from the Seller to the Intermediate Seller and from the Intermediate Seller to the Buyer.

(f) The Seller and Intermediate Seller shall execute and deliver to the Buyer and the Collateral Agent a Subsequent Transfer Agreement with respect to each Substitute Collateral Obligation and shall cooperate with the Collateral Manager and the Buyer so that they may satisfy their respective obligations with respect to any substitution of Collateral Obligations pursuant to the Indenture.

(g) The Seller shall bear all transaction costs incurred in connection with a substitution of Collateral Obligations effected pursuant to this Agreement and the Indenture.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent.

This Agreement is subject to the conditions precedent that on or prior to the Closing Date each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled, and:

(a) Counterparts of this Agreement shall have been executed and delivered by or on behalf of the Seller, the Intermediate Seller and the Buyer; and

(b) The Seller shall have delivered to the Buyer filed UCC-1 financing statements as required by Section 2.01(o) describing the applicable Collateral and meeting the requirements of the laws of each jurisdiction in which it is necessary or reasonably desirable, or in which the Seller is required by applicable law, and in such manner as is necessary or reasonably desirable, to perfect the back-up security interest granted under Section 2.01(o).

Section 3.02 Conditions Precedent to all Purchases.

(a) The obligation of the Intermediate Seller to purchase the Collateral from the Seller and the obligation of the Buyer to purchase the Collateral from the Intermediate Seller, in each case on the Closing Date, shall be subject to the satisfaction of the following conditions precedent that:

(i) all representations and warranties (A) of the Seller contained in Sections 4.01 and 4.02 and (B) of the Intermediate Seller contained in Sections 4.03 and 4.04, as applicable, shall be true and correct in all material respects on and as the Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(ii) the Seller shall have delivered to the Intermediate Seller and the Buyer duly completed Loan Lists that are true, accurate and complete in all respects as of the Closing Date, which lists are made a part of this Agreement.

(b) The obligation of the Intermediate Seller to purchase the Collateral from the Seller and the obligation of the Buyer to purchase the Collateral from the Intermediate Seller on any Purchase Date after the Closing Date shall be subject to the satisfaction of the following conditions precedent that:

(i) all representations and warranties (A) of the Seller contained in Sections 4.01 and 4.02 and (B) of the Intermediate Seller contained in Sections 4.03 and 4.04, as applicable, shall be true and correct in all material respects on and as of such date as though made on and as of such date and shall be deemed to have been made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(ii) the Seller shall have delivered to the Intermediate Seller and the Buyer a duly completed Loan List that is true, accurate and complete in all respects as of the related Purchase Date, which list shall be as of such date incorporated into and made a part of this Agreement and an assignment substantially in the form of Exhibit A hereto, as applicable.

Section 3.03 Release of Excluded Amounts.

The parties acknowledge and agree that each of the Intermediate Seller and the Buyer has no interest in the Excluded Amounts. Promptly upon the receipt by or release to the Intermediate Seller or the Buyer, as applicable, of any Excluded Amounts, each of the Intermediate Seller and the Buyer hereby irrevocably agrees to deliver and release to (or as directed by) the Seller such Excluded Amounts, which release shall be automatic and shall require no further act by the Intermediate Seller or the Buyer, as applicable; provided that each of the Intermediate Seller and the Buyer respectively agrees that it will execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release of such Excluded Amounts, as may be reasonably requested by the Seller in writing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties Regarding the Seller.

The Seller makes the following representations and warranties, on which each of the Intermediate Seller and the Buyer relies in acquiring the Collateral purchased hereunder and each of the Secured Parties relies upon in entering into the Indenture, purchasing the Notes or extending the Class A-1 Loans, as applicable. As of the Closing Date and each Purchase Date (unless a specific date is specified below), the Seller represents and warrants to the Intermediate Seller and the Buyer for the benefit of the Intermediate Seller and the Buyer and each of their successors and assigns that:

(a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own each Collateral Obligation and to sell or contribute such Collateral Obligation to the Intermediate Seller hereunder.

(b) Due Qualification. The Seller is duly qualified to do business and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals as required in each jurisdiction in which the failure to be so qualified or obtain such license or approval, is likely to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has all necessary corporate power, authority and legal right to (a) execute and deliver this Agreement and (b) carry out the terms of this Agreement and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the sale and assignment of an ownership interest in each Collateral Obligation on the terms and conditions herein provided. This Agreement has been duly executed and delivered by the Seller.

(d) Valid Conveyance; Binding Obligations. This Agreement will be duly executed and delivered by the Seller, and this Agreement, other than for accounting and tax purposes, shall effect valid sales of each Collateral Obligation, enforceable against the Seller and creditors of and purchasers from the Seller, and this Agreement shall constitute legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as enforceability may be limited by the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally and general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e) No Violation. The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by the Seller pursuant hereto or thereto in connection with the sale of any Collateral Obligation will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s organizational documentation or any contractual obligation of the Seller, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Seller’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any applicable law in any material respect.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller, before any Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Authority (if any) required for the due execution, delivery, performance, validity or enforceability of this Agreement to which the Seller is a party have been obtained.

(h) State of Organization, Etc. The Seller has not changed its name since its incorporation. Except as permitted hereunder, the chief executive office of the Seller (and the location of the Seller’s records regarding the Collateral Obligations (other than those delivered to the Custodian)) is at the address of the Seller set forth in Section 5.02. The Seller’s only jurisdiction of incorporation is Maryland, and, except as permitted hereunder, the Seller has not changed its jurisdiction of incorporation.

(i) Solvency. The Seller is not the subject of any bankruptcy proceedings. The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. The Seller, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will have an adequate amount of capital to conduct its business.

(j) Compliance with Laws. The Seller has complied in all material respects with all applicable law to which it may be subject.

(k) Taxes. The Seller has filed or caused to be filed all tax returns that are required to be filed by it (subject to any extensions to file properly obtained by the same). The Seller has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Seller), and no tax lien has been filed and, to the Seller’s knowledge, no claim is being asserted, with respect to any such Tax, assessment or other charge.

(l) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the sale of any Collateral Obligation) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Seller does not own or intend to carry or purchase, and no proceeds from the sale of the Collateral Obligations will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of such Regulation U.

(m) No Liens, Etc. Each Collateral Obligation or participation interest therein to be acquired by the Intermediate Seller or the Buyer, as applicable, hereunder is owned by the Seller free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens), and the Seller has the full right, corporate power and lawful authority to sell the same and interests therein and, upon the sale thereof hereunder, the Buyer will have acquired good and marketable title to and a valid and perfected ownership interest in such Collateral Obligation or participation interests therein, free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens).

(n) Information True and Correct. All written information (other than projections, other forward-looking information, information of a general economic or general industry nature and pro forma financial information) heretofore (as of each date when this representation and warranty is made) furnished by or on behalf of the Seller to the Intermediate Seller or the Buyer, as applicable, or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is true and accurate in all material respects (to the best knowledge of the Seller, in the case of information obtained by the Seller from Obligors or other unaffiliated third parties), and, taken as a whole, contained as of the date of delivery thereof no untrue statement of a material fact (to the best knowledge of the Seller, in the case of information obtained by the Seller from Obligors or other unaffiliated third parties) and did not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such information was furnished (to the best knowledge of the Seller, in the case of information obtained by the Seller from Obligors or other unaffiliated third parties) as of the date such information was furnished. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Seller to be reasonable at the time made, it being recognized by the Intermediate Seller and the Buyer that such projections and pro forma financial information as it relates to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections and pro forma financial information may differ from the projected and pro forma results set forth therein by a material amount.

(o) Intent of the Seller. The Seller has not sold, contributed, transferred, assigned or otherwise conveyed any interest in any Collateral Obligation or participation interest therein to the Intermediate Seller or the Buyer, as applicable, with any intent to hinder, delay or defraud any of the Seller’s creditors.

(p) Value Given. The Seller has received reasonably equivalent value from the Intermediate Seller or the Buyer, as applicable, in exchange for the sale of such Collateral Obligations sold hereunder. No such sale has been made for or on account of an antecedent debt owed by the Seller and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(q) Value Given. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for consolidated accounting purposes) in any manner other than as a “true sale” of the title to and sole record and beneficial ownership interest of the Collateral Obligations and the Substitute Collateral Obligations conveyed or purported to be conveyed hereunder; provided that the Seller may consolidate the Buyer and/or its properties and other assets for accounting purposes in accordance with GAAP if any consolidated financial statements of the Seller contain footnotes disclosing that the Collateral Obligations or the Substitute Collateral Obligations have been sold to the Buyer.

Section 4.02 Representations and Warranties of the Seller Relating to the Agreement and the Collateral.

The Seller makes the following representations and warranties, on which each of the Intermediate Seller and the Buyer relies in acquiring each Collateral Obligation purchased hereunder and each of the Secured Parties relies upon in entering into the Indenture, purchasing the Notes or extending the Class A-1 Loans, as applicable. As of the Closing Date and each Purchase Date, the Seller represents and warrants to the Intermediate Seller and the Buyer, as applicable, for the benefit of the Intermediate Seller and the Buyer and each of their successors and assigns that:

(a) Valid Transfer and Security Interest. This Agreement constitutes a valid transfer to the Intermediate Seller or Buyer, as applicable, of all right, title and interest in, to and under each Collateral Obligation, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in each Collateral Obligation to the Intermediate Seller or Buyer, as applicable, which upon the delivery of the Collateral Obligation, in accordance with the definition of “Deliver” under the Indenture, to the Custodian on behalf of the Collateral Agent, for the benefit of the Secured Parties) and the filing of the financing statements shall be a first priority perfected security interest in each such Collateral Obligation, subject only to Permitted Liens.

(b) Eligibility of Sale Portfolio. (i) Schedule 1 is an accurate and complete listing of each Collateral Obligation transferred to the Intermediate Seller as of the Closing Date and the information contained therein with respect to the identity of such Collateral Obligations and the amounts owing thereunder is true and correct as of the Closing Date, (ii) with respect to each Collateral Obligation, all consents, licenses, approvals or authorizations of or registrations or declarations of any governmental authority or any Person required to be obtained, effected or given by the Seller in connection with the transfer of an ownership interest or security interest in each Collateral Obligation to the Intermediate Seller or the Buyer, as applicable, have been duly obtained, effected or given and are in full force and effect and (iii) each Collateral Obligation conveyed by the Transferor hereunder, as of the Closing Date or related Cut-Off Date, as applicable, satisfies the definition of “Collateral Obligation”.

It is understood and agreed that the representations and warranties provided in this Section 4.02 shall survive (x) the sale of the Collateral Obligations to the Intermediate Seller or the Buyer, as applicable, (y) the grant of a first priority perfected security interest in, to and under each Collateral Obligation pursuant to the Indenture by the Buyer and (z) the termination of this Agreement and the Indenture. Upon discovery by the Seller, the Intermediate Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other, to the Trustee and to the Collateral Agent immediately upon obtaining knowledge of such breach.

Section 4.03 Representations and Warranties Regarding the Intermediate Seller.

As of the Closing Date, the Intermediate Seller represents and warrants to the Buyer for the benefit of the Buyer and each of its successors and assigns that:

(a) Due Organization. The Intermediate Seller is a limited liability company duly formed and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement.

(b) Due Qualification and Good Standing. The Intermediate Seller is in good standing in the State of Delaware. The Intermediate Seller is duly qualified to do business and, to the extent applicable, is in good standing and has obtained all material governmental licenses and approvals as required in Delaware and each other jurisdiction in which the failure to be so qualified, maintain good standing or obtain such license or approval, is likely to have a Material Adverse Effect.

(c) Due Authorization; Execution and Delivery; Legal, Value and Binding; Enforceability; Valid Sale. The execution and delivery by the Intermediate Seller of, and the performance of its obligations under this Agreement and the other instruments, certificates and agreements contemplated hereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with its terms, subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Intermediate Seller and (ii) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity). This Agreement shall effect a valid sale, transfer and assignment of each of the Intermediate Seller to the Buyer of its right, title and interest in the Collateral Obligations sold by the Intermediate Seller to the Buyer on or after the Closing Date as set forth herein, enforceable against each of the Intermediate Seller, its creditors and purchasers from the Intermediate Seller, subject, as to enforcement, (x) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Intermediate Seller and (y) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(d) Non-Contravention. None of the execution and delivery by each of the Intermediate Seller of this Agreement, the consummation of the transactions herein contemplated, or performance and compliance by it with the terms, conditions and provisions hereof, will (i) contravene in any material respect the terms of the certificate of formation of each of the Intermediate Seller or its limited liability company operating agreement, or any amendment of either thereof, (ii) (A) contravene in any material respect any applicable law, (B) conflict in any material respect, with or result in any breach of, any of the terms and provisions of, or constitute a default under, any indenture, loan, agreement, mortgage, deed of trust or other contractual restriction binding on or affecting it or any of its assets, or (C) contravene in any material respect any order, writ, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), in each case under this Section 4.03(d) which would have a Material Adverse Effect.

(e) Governmental Authorizations; Governmental Filings. The Intermediate Seller has obtained, maintained and kept in full force and effect all Governmental Authorizations which are necessary for the execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement, and no Governmental Authorization or Governmental Filing which has not been obtained or made is required to be obtained or made by it in connection with the execution and delivery by it of this Agreement or the performance of its obligations under this Agreement.

(f) Solvency. The Intermediate Seller, after giving effect to the conveyance by the Intermediate Seller of Collateral Obligations hereunder to the Buyer on or after the Closing Date and after giving effect to the transactions contemplated hereunder and under the other Transaction Documents on such date, is solvent on and as of the Closing Date or the Purchase Date.

(g) Organizational Documents. The Intermediate Seller shall not amend, supplement or otherwise modify the special purpose provisions contained in its organizational documents, except in accordance therewith and with the prior written consent of the Buyer (which consent shall not be unreasonably withheld, delayed or conditioned).

(h) Investment Company Status. The Intermediate Seller is not required to be registered as an “investment company” within the meaning of the Investment Company Act.

(i) Sale Treatment. The Intermediate Seller has treated the transfer of Collateral Obligations by the Intermediate Seller to the Buyer hereunder on the Closing Date for all purposes as a “true sale” by the Intermediate Seller and purchase by the Buyer on all of its relevant books and records (other than for tax and accounting purposes).

(j) Value Given. The cash payments, if any, received by the Intermediate Seller and the Class D Notes and the Preferred Shares issued by the Buyer to the Intermediate Seller in respect of the Purchase Price of the Collateral Obligations sold hereunder by the Intermediate Seller to the Buyer on the Closing Date or any Purchase Date constitute reasonably equivalent value in consideration for the transfer by the Intermediate Seller to the Buyer of such Collateral Obligations under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Intermediate Seller to the Buyer and such transfer was not and is not voidable or subject to avoidance under any applicable bankruptcy laws.

(k) Lack of Intent to Hinder, Delay or Defraud. The Intermediate Seller has not sold any interest in any Collateral Obligations conveyed by the Intermediate Seller to the Buyer on the Closing Date hereunder with any intent to hinder, delay or defraud its creditors.

(l) No Proceedings. There is no action, suit or proceeding pending against or, to the actual knowledge of an Authorized Officer of the Intermediate Seller, after due inquiry, threatened against or adversely affecting (i) the Intermediate Seller or (ii) the transactions contemplated by this Agreement, before any court, arbitrator or any governmental body, agency or official, in each case, which has had or would reasonably be expected to have a Material Adverse Effect.

The representations and warranties set forth in this Section 4.03 shall survive the sale, transfer and assignment of the Collateral Obligations by the Intermediate Seller to the Buyer on or after the Closing Date.

Section 4.04 Representations and Warranties of the Intermediate Seller Relating to the Agreement and the Collateral.

The Intermediate Seller hereby represents and warrants to the Buyer, as of the Closing Date that:

(a) Valid Transfer. This Agreement constitutes a valid transfer to the Buyer of all right, title and interest of the Intermediate Seller in, to and under all of the Collateral transferred by the Intermediate Seller to the Buyer on or after the Closing Date, free and clear of any Lien of any Person claiming through or under the Intermediate Seller or any of its Affiliates, except for Permitted Liens.

(b) No Fraud. Each Collateral Obligation sold by the Intermediate Seller to the Buyer on or after the Closing Date hereunder, to the best of the Intermediate Seller’s knowledge, was originated without any fraud or material misrepresentation by the Seller or on the part of the Obligor.

(c) Ordinary Course of Business. Any sale of Collateral Obligations by the Intermediate Seller to the Buyer on or after the Closing Date pursuant to this Agreement is in the ordinary course of business and financial affairs of the Intermediate Seller. Each remittance of collections on such Collateral Obligations by the Intermediate Seller to the Buyer as transferee under this Agreement, will have been made in the ordinary course of business or financial affairs of the Intermediate Seller and the Buyer.

Section 4.05 Representations and Warranties Regarding the Buyer.

By its execution of this Agreement, the Buyer represents and warrants to the Intermediate Seller and the Seller that:

(a) Due Organization. The Buyer is an exempted company duly formed and validly existing under the laws of the Cayman Islands, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

(b) Due Qualification and Good Standing. The Buyer is in good standing under the laws of the Cayman Islands. The Buyer is duly qualified to do business and, to the extent applicable, is in good standing and has obtained or will obtain all material governmental licenses and approval in the Cayman Islands and in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party requires such qualification, except where the failure to be so qualified, maintain good standing or obtain such license or approval would not reasonably be expected to have a Material Adverse Effect.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Buyer of, and the performance of its obligations under this Agreement, the other Transaction Documents to which it is a party and the other instruments, certificates and agreements contemplated hereby or thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) Non-Contravention. None of the execution and delivery by the Buyer of this Agreement or the other Transaction Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or performance and compliance by it with the terms, conditions and provisions hereof or thereof, will (i) contravene in any material respect or result in any breach of, any of the terms and provisions of, its articles of incorporation and memorandum of association, (ii) conflict with or contravene (A) any applicable law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Contract, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), in each case under this Section 4.05(d) which would have a Material Adverse Effect.

(e) Governmental Authorizations; Private Authorizations; Governmental Filings. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Transaction Documents to which the Buyer is a party or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those recordings and filings in connection with the Liens granted to the Collateral Agent under the Transaction Documents, except for any order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption, that, if not obtained, would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) Place of Business; No Changes. The Buyer’s location (within the meaning of Article 9 of the UCC) is the District of Columbia. The Buyer has not changed its name nor its location, within the four months preceding the Closing Date.

(g) Sale Treatment. Other than for consolidated accounting and tax purposes, the Buyer has treated the transfer of Collateral Obligations hereunder to the Buyer for all purposes as a sale by the Seller or the Intermediate Seller, as applicable, and purchase by the Buyer on all of its relevant books and records and other applicable documents.

ARTICLE V

MISCELLANEOUS

Section 5.01 Amendments and Waivers.

(a) This Agreement may be amended or waived from time to time by the parties hereto by written agreement; provided that no such amendment or waiver shall reduce the amount of, or delay the timing of, any amounts received on Collateral Obligations which are required to be distributed with respect to any Class of Secured Debt without the consent of the Holders of each Class materially and adversely affected thereby, or change the rights or obligations of any other party hereto without the consent of such party. Failure of Holders to object within ten Business Days of notice being given of any proposed amendment shall constitute consent for all purposes hereunder. Notwithstanding the foregoing, the Loan Lists may be amended and modified by the Seller at any time in accordance with this Agreement by providing updated Loan Lists to the Buyer and the Collateral Agent.

(b) Prior to the execution of any such amendment or waiver, the Buyer shall furnish to the Collateral Manager and the Collateral Agent (and the Collateral Agent shall furnish to each Rating Agency and each Holder five Business Days prior to the execution thereof) written notification of the substance of such proposed amendment or waiver, together with a copy thereof.

(c) Promptly after the execution of any such amendment or waiver, the Buyer shall furnish (or cause the Collateral Agent to furnish at the expense of the Borrower) a copy of such amendment or waiver to the Collateral Agent (if applicable), the Collateral Manager, each Rating Agency and to each Holder. It shall not be necessary for the consent of any Holders pursuant to Section 5.01(a) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(d) Prior to the execution of any amendment to this Agreement, the Buyer, the Trustee and the Collateral Agent shall be entitled to receive and rely upon an Opinion of Counsel (which Opinion of Counsel may rely upon one or more certificates from an Authorized Officer of the Seller, the Intermediate Seller, the Buyer and/or the Collateral Manager with respect to factual matters and of the Buyer and/or the Collateral Manager with respect to the effect of any such amendment or waiver on the economic interests of the Buyer or the Holders) stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent thereto have been satisfied. The Trustee and the Collateral Agent shall not be liable for any reliance made in good faith upon such an Opinion of Counsel.

Section 5.02 Notices, Etc.

All demands, notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto, and to the Trustee, the Collateral Agent or each Rating Agency, at its address set forth in the Indenture or at such other address as shall be designated by such Person in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received. Notices and other communications relating to this Agreement to be delivered by the Buyer (or the Collateral Agent on its behalf) to any Holder shall be delivered as provided in the Indenture.

The address for the Seller is the following:

PennantPark Floating Rate Capital Ltd.

590 Madison Avenue, 15th Floor

New York, NY 10022

The address for the Intermediate Seller is the following:

PennantPark CLO I Depositor, LLC

c/o PennantPark Investment Advisers, LLC

590 Madison Avenue, 15th Floor

New York, NY 10022

The address for the Buyer is the following:

PennantPark CLO I, Ltd.

c/o Crestbridge Cayman Limited

9 Forum Lane, Camana Bay

P.O. Box 31243

Grand Cayman, KY1-1205

Cayman Islands

Attention: The Directors

Section 5.03 Severability of Provisions.

If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 5.04 GOVERNING LAW; JURY WAIVER.

THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 5.05 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 5.06 Bankruptcy Non-Petition and Limited Recourse; Claims.

Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against, the other party hereto any bankruptcy or similar proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect and one day) after payment in full of all Secured Debt. In addition, none of the parties hereto shall have any recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the other party or any of its successors or assigns. The terms of this Section 5.06 shall survive termination of this Agreement.

Section 5.07 Binding Effect; Assignability.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No third party (other than the Collateral Agent and the other Secured Parties) shall be third-party beneficiaries of this Agreement.

Section 5.08 Headings and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 5.09 No Waiver; Cumulative Remedies.

No waiver to exercise and no delay in exercising, on the part of the Buyer, the Seller or the Trustee, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

Section 5.10 Merger and Integration.

Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

PENNANTPARK FLOATING RATE CAPITAL LTD.,
as the Seller

By:	/s/ Arthur H. Penn
Name: Arthur H. Penn
Title: Chief Executive Officer

PENNANTPARK CLO I DEPOSTOR, LLC, as the Intermediate Seller

By:	PennantPark Investment Advisers, LLC as the Designated Manager

By:	/s/ Arthur H. Penn
Name: Arthur H. Penn
Title: Managing Member

PENNANTPARK CLO I, LTD.,
as the Buyer

By:	/s/ Alvin Bhawanie

Name:	Alvin Bhawanie
Title:	Director

PennantPark CLO I

Master Loan Sale Agreement

Exhibit A

Form of Assignment (Schedule 2)

[Date]

In accordance with the Master Loan Sale Agreement (together with all amendments and modifications from time to time thereto, the “Agreement”), dated as of September 19, 2019, made by and among the undersigned, PENNANTPARK FLOATING RATE CAPITAL LTD., as the Seller (together with its successors and permitted assigns, the “Seller”), PENNANTPARK CLO I DEPOSITOR, LLC, as the Intermediate Seller (together with its successors and permitted assigns, the “Intermediate Seller”), and PENNANTPARK CLO I, LTD., as the Buyer (together with its successors and permitted assigns, the “Buyer”), the Seller does hereby sell, transfer, convey and assign, set over and otherwise convey to the Intermediate Seller, all of the Seller’s right, title and interest in and to the following (including, without limitation, all obligations of the lender to fund any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation conveyed by the undersigned to the Intermediate Seller hereunder which obligations the Intermediate Seller hereby assumes), and the Intermediate Seller does hereby sell, transfer, convey and assign, set over and otherwise convey to the Buyer, all of the Intermediate Seller’s right, title and interest in and to the following (including, without limitation, all obligations of the lender to fund any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation conveyed by the undersigned to the Buyer hereunder which obligations the Buyer hereby assumes):

(i) the Collateral Obligations listed on Schedule 2 attached hereto (which Schedule 2 is hereby incorporated by reference in and shall become part of the Loan List referred to as Schedule 1 in the Agreement), all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the Purchase Date and all collections on the Collateral Obligations and other recoveries thereon, in each case as they arise after the Purchase Date;

(ii) all Liens with respect to the Collateral Obligations referred to in clause (i) above;

(iii) all Related Contracts with respect to the Collateral Obligations referred to in clause (i) above;

(iv) all collateral security granted under any Related Contracts; and

(v) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, proceeds and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

Capitalized terms used herein have the meaning given such terms in the Agreement.

Ex. A-1

This assignment is made pursuant to and in reliance upon the representations and warranties on the part of the undersigned contained in Article IV of the Agreement and no others.

THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Ex. A-2

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed on the date written above.

PENNANTPARK FLOATING RATE CAPITAL LTD., as the Seller

By:

Name:

Title:

PENNANTPARK CLO I DEPOSTOR, LLC, as the Intermediate Seller

By:	PennantPark Investment Advisers, LLC as the Designated Manager

By:

Name:

Title:

PENNANTPARK CLO I, LTD., as the Buyer

By:

Name:

Title:

Ex. A-3

Schedule 2

Loan List

[To be attached]

Ex. A-4

Schedule 1

Collateral Obligations

Loan List

Assets	Asset Type	Consolidated Par Transferred	Price	Consolidated Cost Transferred
18 Fremont Street Acquisition, LLC	First Lien	6,697,697.03	98.01	6,564,589.70
American Auto Auction Group, LLC	First Lien	5,813,286.64	98.77	5,742,068.03
American Insulated Glass, LLC	First Lien	6,697,697.03	98.28	6,582,761.14
API Holdings III Corp.	First Lien	6,000,000.00	99.50	5,970,245.92
By Light Professional IT Services, LLC	First Lien	6,697,697.03	97.85	6,553,456.45
Cano Health, LLC	First Lien	5,830,099.85	99.15	5,780,382.08
CHA Holdings, Inc.—DDTL	First Lien	598,589.90	100.00	598,589.90
CHA Holdings, Inc.—Term Loan	First Lien	6,099,107.13	99.57	6,072,902.13
Confluent Health, LLC	First Lien	4,000,000.00	99.00	3,960,045.92
DecoPac, Inc.	Second Lien	6,697,697.03	98.95	6,627,175.08
Deva Holdings, Inc.	First Lien	947,304.34	98.52	933,320.11
Digital Room Holdings, Inc.	First Lien	6,697,697.03	98.51	6,597,894.78
Douglas Products and Packaging Company LLC	First Lien	6,697,697.03	98.73	6,612,607.71
East Valley Tourist Development Authority	First Lien	6,697,697.03	99.15	6,641,072.26
eCommission Financial Services, Inc.	First Lien	6,697,697.03	100.00	6,697,697.03
Education Networks of American, Inc.	First Lien	6,697,697.03	100.00	6,697,697.03
Efficient Collaborative Retail Marketing Company, LLC	First Lien	6,697,697.03	99.58	6,669,308.19
GCOM Software LLC	First Lien	6,697,697.03	98.16	6,574,138.69
Good2Grow LLC	First Lien	6,697,697.03	99.11	6,638,410.73
GSM Holdings, Inc.	First Lien	1,175,873.52	99.57	1,170,850.92
GSM Holdings, Inc.	First Lien	5,521,823.51	99.54	5,496,646.49
HW Holdco, LLC	First Lien	6,697,697.03	99.07	6,635,512.09
Integrative Nutrition, LLC	First Lien	6,697,697.03	99.17	6,641,830.63
KHC Holdings, Inc.	First Lien	6,697,697.03	99.11	6,638,251.07
LAV Gear Holdings, Inc.	First Lien	3,531,427.20	99.12	3,500,212.03
LAV Gear Holdings, Inc.—DDTL	First Lien	3,166,269.83	100.00	3,166,269.83
Lombart Brothers, Inc.	First Lien	6,697,697.03	98.93	6,626,308.18
Long’s Drugs Incorporated	First Lien	6,697,697.03	99.31	6,651,294.04
LSF9 Atlantis Holdings, LLC	First Lien	6,697,697.03	99.28	6,649,632.58
Manna Pro Products, LLC	First Lien	5,690,197.03	98.94	5,630,096.20
Manna Pro Products, LLC—DDTL	First Lien	1,007,500.00	100.00	1,007,500.00
MeritDirect, LLC	First Lien	6,697,697.03	98.58	6,602,475.54
Nuvei Technologies Corp.	First Lien	6,697,697.03	98.50	6,597,502.11
Ox Two, LLC	First Lien	6,697,697.03	100.00	6,697,697.03
Pestell Minerals and Ingredients, Inc.	First Lien	6,697,697.03	99.20	6,644,413.37
PlayPower, Inc.	First Lien	5,600,000.00	99.02	5,545,013.53
PRA Events, Inc.	First Lien	2,598,605.92	98.38	2,556,499.94
Quantum Spatial, Inc.	First Lien	6,697,697.03	98.51	6,597,786.93
Questex, LLC	First Lien	6,697,697.03	98.27	6,582,066.50
Research Now Group, Inc. and Survey Sampling International LLC	First Lien	6,697,697.03	95.97	6,427,741.01
Riverpoint Medical, LLC	First Lien	5,000,000.00	99.02	4,951,086.09
Schlesinger Global, Inc.	First Lien	6,697,697.03	98.53	6,599,123.14
Signature Systems Holding Company	First Lien	6,697,697.03	98.57	6,602,163.63
Solutionreach, Inc.	First Lien	6,697,697.03	98.22	6,578,534.72
TeleGuam Holdings, LLC	First Lien	6,697,697.03	98.92	6,625,651.57
Teneo Holdings LLC	First Lien	5,000,000.00	96.00	4,800,000.00
The Infosoft Group, LLC	First Lien	5,647,900.77	99.52	5,620,543.06
TVC Enterprises, LLC	First Lien	5,943,737.58	98.22	5,838,041.05
TWS Acquisition Corporation	First Lien	6,697,697.03	97.61	6,537,345.18
Tyto Athene, LLC	First Lien	6,697,697.03	98.68	6,609,327.47
Ubeo, LLC	First Lien	4,715,658.77	99.16	4,676,212.77
Ubeo, LLC—DDTL	First Lien	1,982,038.26	100.00	1,982,038.26

Totals		293,498,028.18	98.81	290,000,029.83